Exhibit 10.2

FIRST AMENDMENT TO

SECURITY AGREEMENT

This First Amendment to Security Agreement (this “Amendment”) is made as of June 1, 2020 by and between the Shakopee Mdewakanton Sioux Community (the “Pledgor”), a federally recognized Indian tribe, and Canterbury Park Holding Corporation, a Minnesota corporation (the “Secured Party”). The Pledgor and the Secured Party are sometimes referred to herein collectively as the “Parties” or individually as a “Party.”

RECITALS:

WHEREAS, Pledgor and Secured Party are parties to a Cooperative Marketing Agreement dated as of the June 4, 2012 (as amended, modified, supplemented or replaced from time to time, the “CMA”).

WHEREAS, in connection with execution of the CMA, the Pledgor and Secured Party are parties to the Security Agreement dated as of June 4, 2012 (the “Security Agreement”).

WHEREAS, as May 1, 2020, the Collateral Market Value under the Security Agreement was approximately $21.1 million;

WHEREAS, the Pledgor's financial obligation under the CMA include the following:

Year	Annual Purse Enhancement	Annual Marketing Payment
2020	$5,620,000*	None
2021	$7,280,000	$1,620,000
2022	$7,280,000	$1,620,000

*    This amount is subject to 52 days of live racing

The Parties desire to amend the Security Agreement by this Amendment to allow Pledgor to use some of the Collateral to pay its 2020 Purse Annual Purse Enhancement and to lower the Minimum Value required.

NOW, THEREFORE, in consideration of the above premises, the representations and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.            Amendment.

Section 1 of the Security Agreement is hereby amended to replace the defined term “Minimum Value” with the following definition:

“Minimum Value” means $15,000,000, less the aggregate market value of any Collateral applied by the Secured Party to the payment of the Obligations, determined as of the date of any such application pursuant to an Account Statement or any other reliable and recognized source for such market value.

2.            Reduction of Collateral in Account.

Secured Party will promptly give Instructions to cause financial assets credited to the Account to be withdrawn by the Pledgor in the amount by which the Collateral Market Value exceeds the Minimum Value.

Pledgor and Secured Party agree that Pledgor may withdraw an amount equal to $1.1 million without restriction. Pledgor agrees that any amounts withdrawn by Pledgor in 2020 in excess of $1.1 million will be used to pay the 2020 Annual Purse Enhancement directly to SMSC Purse Enhancement Account at Bremer Bank under the terms of the CMA, or if the entire 2020 Annual Purse Enhancement has been paid such amounts may be withdrawn without restriction.

3.            Amendment Limited.

On and after the date of this Amendment each reference in the Agreement to “this Agreement,” “hereunder,”  “hereof,” or words of like import referring to the Agreement will mean and be a reference to the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect in accordance with its respective terms, and, except as expressly set forth in this Amendment, no other amendment or modification to the Agreement is agreed to or implied.

4.            Governing Terms.

This Amendment shall be governed by Sections 16 through 22 of the Agreement as applicable, which are hereby incorporated into this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

SHAKOPEE MDEWAKANTON			CANTERBURY PARK HOLDING
SIOUX COMMUNITY, as the Pledgor			CORPORATION, as the Secured Party

By	/s/ Keith Anderson		By	/s/ Randy J. Dehmer
	Its	Chairman		Its	Chief Executive Officer